As filed with the Securities and Exchange Commission on March 18, 2002
                                                      Registration No. 333-42763
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -----------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         -----------------------------

                             SYNBIOTICS CORPORATION
             (Exact name of Registrant as specified in its charter)

           CALIFORNIA                                           95-3737816
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                         -----------------------------

                 11011 Via Frontera, San Diego, California 92127
                                 (858) 451-3771
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                         -----------------------------

                                Paul A. Rosinack
                      President and Chief Executive Officer
                             SYNBIOTICS CORPORATION
                 11011 Via Frontera, San Diego, California 92127
                                 (858) 451-3771
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          -----------------------------
                                    Copy to:

                             Hayden J. Trubitt, Esq.
                         BROBECK, PHLEGER & HARRISON LLP
                              12390 El Camino Real
                           San Diego, California 92130

                         -----------------------------

                  Approximate date of commencement of proposed
                 sale to the public: From time to time after the effective date of this Registration Statement.

                         -----------------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X}

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

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                             SYNBIOTICS CORPORATION

                                 Deregistration
                                 --------------

This registration statement, as amended to the date of its effectiveness (January 13, 1998), registered 759,018 shares of our common stock. These shares were offered for resale by Merial Limited, whose predecessor (Rhone Merieux S.A.S) received the shares in connection with our 1997 acquisition of a Rhone Merieux business unit. Merial Limited has not sold any of the shares, and 137,640 shares were cancelled in connection with the resolution of certain contingencies contained in the acquisition agreement. As Merial Limited is no longer considered to be an "affiliate" under Rule 144, we are deregistering all of the unsold shares at this time. Merial Limited may continue to sell the shares as may be permitted by Rule 144(k). Accordingly, we hereby deregister 759,018 shares of our common stock originally covered by the registration statement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on March 18, 2002.

                                   SYNBIOTICS CORPORATION

                                   By:    /s/ Paul A. Rosinack
                                          --------------------
                                          Paul A. Rosinack
                                          President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                Title                           Date
               ---------                                -----                           ----
       /s/ Paul A. Rosinack            Chief Executive Officer, President and      March 18, 2002
----------------------------------     Director
         Paul A. Rosinack              (Principal Executive Officer)

       /s/ Michael K. Green            Chief Financial Officer and Senior Vice     March 18, 2002
----------------------------------     President
         Michael K. Green              (Principal Financial Officer)

       /s/ Keith A. Butler             Corporate Controller                        March 18, 2002
----------------------------------     (Principal Accounting Officer)
         Keith A. Butler

      /s/ Thomas A. Donelan            Director                                    March 18, 2002
----------------------------------
        Thomas A. Donelan

     /s/ Christopher P. Hendy          Director                                    March 18, 2002
----------------------------------
       Christopher P. Hendy

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